WORSHAM FORSYTHE WOOLDRIDGE LLP
                                1601 BRYAN STREET
                               DALLAS, TEXAS 75201

                                                                    Exhibit 5(a)


                                  July 3, 2001


TXU Corp.
Energy Plaza
1601 Bryan Street
Dallas, Texas  75201

Ladies and Gentlemen:

     Reference is made to the Registration Statement (Registration Statement) on Form S-3 to be filed by TXU Corp. (Company) and TXU Capital III and TXU Capital IV (Trusts) on or about the date hereof, with the Securities and Exchange Commission under the Securities Act of 1933, as amended, for the registration of
(i) securities (Securities) in an aggregate offering amount not to exceed $1,200,000,000, including (a) shares of the Company's common stock, without par value (Common Stock); (b) contracts to purchase shares of Common Stock (Stock Purchase Contracts); (c) units, each comprised of a Stock Purchase Contract and either unsecured senior notes of the Company (Debt Securities) or debt obligations of third parties, including U.S. Treasury Securities, pledged to secure the holder's obligation to purchase Common Stock under the Stock Purchase Contracts (Stock Purchase Units); (d) Debt Securities of the Company issued pursuant to the terms of one or more indentures not as a part of Stock Purchase Units; (e) shares of one or more series of the Company's preference stock, $25 par value per share (Preference Stock); and (f) preferred trust securities (Preferred Trust Securities) of one or more of the Trusts; (ii) the guarantee of the Company with respect to the Preferred Trust Securities (the Guarantee); and
(iii) the Company's Junior Subordinated Debentures (Subordinated Debentures) to be issued pursuant to the terms of one or more indenture (each a Subordinated Indenture) and purchased by one or more of the Trusts with the proceeds of the sale of Preferred Trust Securities and the related common trust securities. In connection therewith, we have reviewed such documents and records as we have deemed necessary to enable us to express an opinion on the matters covered hereby.

     Based upon the foregoing, we are of the opinion that:


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     1. The Company is a corporation validly organized and existing under the laws of the State of Texas.

     2. All requisite action necessary to make the Common Stock, at the time it is issued, validly issued, fully paid and non-assessable shall have been taken when:

          a. The Board of Directors of the Company, or a duly authorized committee thereof, shall have adopted appropriate resolutions approving and authorizing the issuance and sale of the Common Stock and any other action necessary to the consummation of the proposed issuance and sale thereof; and

          b. The Common Stock shall have been issued and sold for the consideration contemplated by, and otherwise in conformity with, the Registration Statement as supplemented by a prospectus supplement with respect to such issuance and sale and the acts and proceedings referred to above.

     3. All requisite action necessary to make any Stock Purchase Contracts and Stock Purchase Units valid, legal and binding obligations of the Company will have been taken when the Board of Directors of the Company, or a duly authorized committee thereof, shall have taken such action as may be necessary to establish the terms of such Stock Purchase Contracts or Stock Purchase Units, as the case may be, and such Stock Purchase Contracts or Stock Purchase Units, as the case may be, shall have been issued and delivered in accordance with the terms and provisions thereof and for the consideration contemplated by, and otherwise in conformity with, the Registration Statement as supplemented by a prospectus supplement with respect to such issuance and delivery and the acts and proceedings referred to above.


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     4. All requisite action necessary to make any Debt Securities valid, legal and binding obligations of the Company will have been taken when:

          a. A Debt Securities Indenture with respect to such Debt Securities shall have been executed and delivered by a duly authorized officer or representative of the Company and by the trustee under such Debt Securities Indenture; and

          b. The Board of Directors of the Company, or an officer duly authorized thereby, shall have taken such action, pursuant to the terms of such Debt Securities Indenture, as may be necessary to establish the terms of such Debt Securities, and such Debt Securities shall have been issued and delivered in accordance with the terms and provisions of such Debt Securities Indenture.

     5. All requisite action necessary to make the Preference Stock, at the time it is issued, validly issued, fully paid and non-assessable will have been taken when:

          a. The Board of Directors of the Company, or a duly authorized committee thereof, shall have adopted appropriate resolutions establishing the relative rights and preferences of the Preference Stock, as set forth in or contemplated by the Registration Statement, the exhibits thereto and any prospectus supplement relating to the Preference Stock, and to authorize such other action as may be necessary to the consummation of the proposed issuance and sale of the Preference Stock;

          b. A statement with respect to the resolutions establishing the relative rights and preferences of the Preference Stock shall have been filed with the Secretary of State of Texas in the form and manner required by law; and

          c. The Preference Stock shall have been issued and sold for the consideration contemplated by, and otherwise in conformity with, the Registration Statement, as supplemented by a prospectus supplement with respect to such issuance and sale and the acts, proceedings and documents referred to above.

     6. All requisite action necessary to make the Guarantee a valid, legal and binding obligation of the Company will have been taken when the Board of Directors of the Company, a duly authorized committee thereof or an officer duly authorized thereby, shall have taken such action as may be necessary to establish the terms of the Guarantee and the Guarantee shall have been duly executed and delivered by the parties thereto.

     7. All requisite action necessary to make the Subordinated Debentures valid, legal and binding obligations of the Company will have been taken when:

          a. The Subordinated Indenture shall have been executed and delivered by a duly authorized officer or representative of the Company and by the trustee under the Subordinated Indenture; and

          b. The Board of Directors of the Company, or an officer duly authorized thereby, shall have taken such action, pursuant to the terms of the Subordinated Indenture, as may be necessary to establish the terms of the


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Subordinated Debentures, and the Subordinated Debentures shall have been issued and delivered in accordance with the terms and provisions of the Subordinated Indenture.

          We are members of the State Bar of Texas and do not hold ourselves out as experts on the laws of the state of New York. Accordingly, in rendering this opinion, we have relied, with your consent, as to all matters governed by the laws of New York, upon an opinion of even date herewith addressed to you by Thelen Reid & Priest LLP, of New York, New York, of Counsel to the Company, which is being filed as an exhibit to the Registration Statement.

          We hereby consent to the use of our name in such Registration Statement and to the use of this opinion as an exhibit thereto.

                                        Very truly yours,

                                        WORSHAM FORSYTHE WOOLDRIDGE LLP


                                        By      /s/ Neil Anderson
                                          ------------------------
                                                        A Partner


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